UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2008

WMS INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8300	36-2814522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Northpoint Blvd., Waukegan, Illinois	60085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 785-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On February 14, 2008, WMS Industries Inc.’s wholly-owned subsidiary, WMS Gaming Inc., entered into a non-exclusive, royalty-bearing Patent Cross-License Agreement (the “Agreement”) with International Game Technology.  The Agreement provides for a cross license of intellectual property evidenced by certain patents described therein relating to computing and server-based gaming infrastructures.  A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c)         Exhibits

Exhibits                   Description

10.1
IGT/WMS Patent Cross-License Agreement, between WMS Gaming Inc. and International Game Technology, dated as February 14, 2008.  Portions of this exhibit have been omitted under a request for confidential treatment filed separately with the commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMS Industries Inc.

/s/ Kathleen J. McJohn
Name: Kathleen J. McJohn
Title: Vice President, General Counsel and Secretary

Date: February 21, 2008

Exhibit Index

Exhibits	Description
10.1
IGT/WMS Patent Cross License Agreement, between WMS Gaming Inc. and International Game Technology, dated as February 14, 2008.  Portions of this exhibit have been omitted under a request for confidential treatment filed separately with the commission.